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                                                                      EXHIBIT 21
                                 AAF-MCQUAY INC.
                                  SUBSIDIARIES


AAF-McQuay Holdings Inc. (Texas)
AAF-McQuay International Inc. (Delaware)
AAF-McQuay Canada Inc. (Canada)
AAF-McQuay Export Inc. (Barbados)
American Air Filter Company, Inc. (Delaware)
McQuay-Perfex Export Co. (Minnesota)
McQuay-TPC Corp. (Delaware)
AAF-McQuay Netherlands B.V. (The Netherlands)
AAF-International B.V. (The Netherlands)
AAF Luftreinigungssysteme Gesellschaft m.b.H (Austria)
AAF-SA (Belgium)
AAF-SA (France)
AAF-McQuay Holding France (France)
AAF-McQuay France (France)
McQuay France (France)
AAF-Lufttechnik GmbH (Germany)
Beth Lufttechnik GmbH (Germany)
AAF Environmental Control E.P.E. (Greece)
AAF S.r.l. (Italy)
AAF Italia S.r.l., f/k/a McQuay Europa S.r.l. (Italy)
McQuay Italia S.p.A. (Italy)
AAF, S.A. (Spain)
AAF McQuay UK Limited (United Kingdom)
AAF-Limited (United Kingdom)
McQuay (UK) Limited (United Kingdom)
Air Filters Limited (United Kingdom)
J & E Hall Limited (United Kingdom)
Coulstock & Place Engineering Co. Limited (United Kingdom)
Balmsound Limited (United Kingdom)
AAF Hava Filtreleri ve Ticaret A.S. (Turkey)
AAF Pty. Ltd. (Australia)
AAF Asia Pte Limited (Singapore)
AAF, S. de R.L. de C.V. (Mexico)
Purificacion de Aire Venezolana, C.A. (Venezuela)
AAF Mauritius, Ltd. (Mauritius)
American Air Filter Brasil Ltda.(Brazil)
McQuay - Ar Condicionado Brasil Ltda (Brazil)
* AAF-McQuay L.L.C. (United Arab Emirates - Dubai)
* McQuay Mediterranean LLC (Delaware)
* McQuay Beirut (Offshore), Inc. S.A.L. (Lebanon)
* TriState HVAC Equipment, LLP (Pennsylvania)
* McQuay New York, LLC (New York)
* McQuay Latin America, L.C. (Florida)
* McQuay de Venezuela C.A. (Venezuela)
* McQuay of Georgia LLP (Georgia)
* McQuay Southeast Service, LLC (Georgia)
* McQuay Southeast Supply, LLC (Georgia)
* AAF Korea Company, Ltd. (Korea)
* American Air Filter Sdn Bhd (Malaysia)
* McQuay Espana S.A. (Spain)
* McQuay Hellas Air-Conditioning and Refrigeration SA (Greece)
* McQuay Szanyo Klimatechnika Kft. (Hungary)
* AAF Saudi Arabia Limited (Saudi Arabia)
* Kirloskar AAF Ltd. (India)
* Kirloskar-McQuay Pvt. Ltd. (India)
* Equipos McQuay, S.A. de C.V. (Mexico)
* Janitrol de Mexico, S.A. de C.V. (Mexico)

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* Aerofil Filtracion de Aire C.V. (Venezuela)
* Air Conditionne et Technologie - ACT Immofroid, SARL (France)
* McQuay Caribe, Inc. (Puerto Rico)

* indicates joint venture or subsidiary of joint venture





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